Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

January 31, 2005

Pharmion Corporation
2525 28th Street
Boulder, CO 80301

Ladies and Gentlemen:

We have acted as counsel to Pharmion Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by Celgene Corporation of up to 1,939,600 shares (the “Shares”) of common stock of the Company, par value $.001 per share.

We have examined copies of the Fourth Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that:

1.	The Company is validly existing as a corporation under the laws of the State of Delaware.

2.	The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Pharmion Corporation

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP